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                                                                    EXHIBIT 23.2


                         Consent of Independent Auditors


The Board of Directors
Chittenden Corporation:


We consent to the incorporation by reference in this registration statement on Form S-8 of Chittenden Corporation of our report dated January 22, 1999, relating to the consolidated statements of income, changes in stockholders' equity and cash flows of Vermont Financial Services Corp. and subsidiaries for the year ended December 31, 1998, which report appears in the December 31, 2000 annual report on Form 10-K of Chittenden Corporation.



                                  /s/ KPMG LLP


Hartford, Connecticut
June 21, 2001